Revolution Medicines Reports First Quarter 2023 Financial Results and Update on Corporate Progress

First Wave of Investigational RAS(ON) Inhibitors – RMC-6236 (RASMULTI), RMC-6291 (KRASG12C) and RMC-9805 (KRASG12D) – progressing on plan

Appointment of chief medical officer and key leaders across late-stage development and commercial planning

$909.8 million in cash, cash equivalents and investments at the end of first quarter 2023

Conference call and webcast today at 4:30 p.m. Eastern Time

REDWOOD CITY, Calif., May 8, 2023 (GLOBE NEWSWIRE) – Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage oncology company developing targeted therapies for RAS-addicted cancers, today announced its financial results for the quarter ended March 31, 2023, and provided an update on corporate progress.

“Revolution Medicines is off to a strong start in 2023 by reporting encouraging preliminary findings of antitumor activity and safety/tolerability in our Phase 1/1b study of RMC-6236, a first-in-class RASMULTI(ON) inhibitor,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines. “The promising early clinical data we shared in our February earnings update serve as important initial validation of the drug candidate’s novel mechanism of action and potential clinical utility for treating a range of RAS-addicted cancers. We also view these data as platform validation with positive implications across our deep and pioneering portfolio of RAS(ON) Inhibitors.

“Our successful public equity offering in March raised gross proceeds of $345 million, reinforcing our financial position and enabling us to consider additional near-term and longer-term investments to strengthen clinical advancement of our first wave of RAS(ON) Inhibitors. We are continuing dose-escalation of RMC-6236 and RMC-6291 and working to bring RMC-9805 into the clinic. We are also laying the groundwork for advanced development of RMC-6236 by strengthening senior leadership across late-stage development, manufacturing, and commercial planning and expanding clinical supply to enable seamless program progression.”

Clinical and Development Highlights

RAS(ON) Inhibitors

RMC-6236 (RASMULTI)

RMC-6236 is an oral, selective, first-in-class RAS(ON) Inhibitor designed to treat patients with cancers driven by a wide range of common RAS mutations. Initially being evaluated as monotherapy, it may also be deployed as a RAS Companion Inhibitor in combination with mutant-selective RAS(ON) Inhibitors and in other combination treatment strategies.

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The company presented early findings from its Phase 1/1b monotherapy trial (NCT05379985) during its Q4 earnings call. This multicenter, open-label, dose-escalation and dose-expansion study is evaluating RMC-6236 in patients with advanced solid tumors harboring KRASG12X mutations. The data provide preliminary, promising evidence of anti-tumor activity at generally well tolerated dose levels. A maximum tolerated dose and recommended Phase 2 dose have not yet been reached and dose escalation above 160 mg per day dose is ongoing.

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The company currently plans to provide further evidence of first-in-class single agent activity from the ongoing study in mid-2023, with multiple updates this year through a combination of corporate and scientific meeting presentations beginning in Q3.

RMC-6291 (KRASG12C)

RMC-6291, an oral, selective, covalent inhibitor of KRASG12C(ON) designed to treat patients with cancers driven by the KRASG12C mutant, is the first of the company’s mutant-selective RAS(ON) Inhibitors to enter clinical development and the first reported clinical-stage inhibitor of KRASG12C that uses a highly differentiated mechanism of action.

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The ongoing Phase 1/1b monotherapy trial (NCT05462717) is a multicenter, open-label, dose-escalation and dose-expansion study of RMC-6291 in patients with advanced KRASG12C mutant solid tumors. Early findings have shown that RMC-6291 is orally bioavailable, has exhibited pharmacokinetics consistent with preclinical findings, is generally well tolerated and is in a pharmacologically active range.

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In April 2023, RMC-6291 was featured in the “New Drugs on the Horizon” session at the American Association for Cancer Research (AACR) 2023 Annual Meeting. The presentation provided the first disclosure of its chemical structure and demonstrated that RMC-6291 drove deep and durable tumor regressions in a preclinical model of NSCLC brain metastasis.

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The company currently plans to provide a preliminary report of the clinical profile for RMC-6291 in the second half of 2023.

RMC-9805 (KRASG12D)

RMC-9805 is an oral, selective, covalent inhibitor of KRASG12D(ON), the most common driver of RAS-addicted human cancers, predominantly among patients with pancreatic cancer, NSCLC, or colorectal cancer (CRC). The company believes RMC-9805 is the first oral and covalent inhibitor of KRASG12D.

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The company presented preclinical data on RMC-9805 at the AACR 2023 Annual Meeting, which demonstrated that inhibiting KRASG12D signaling in cancer cells can sensitize pancreatic ductal adenocarcinoma tumors to immunotherapy.

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The company currently expects to announce dosing of the first patient in a monotherapy dose-escalation study of RMC-9805 in mid-2023.

RAS Innovation Engine

Beyond this first wave of RAS(ON) Inhibitors, the company continues expanding its pipeline of investigational RAS(ON) Inhibitor candidates.

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RMC-0708 is a potent, oral, selective, first-in-class non-covalent inhibitor of the KRASQ61H(ON) cancer variant. KRASQ61H is found in lung cancer, CRC, pancreatic cancer, and multiple myeloma. RMC-0708 is the company’s first mutant-selective RAS(ON) Inhibitor drug candidate to engage its RAS target non-covalently. The company presented preclinical data on
RMC-0708 at the AACR 2023 Annual Meeting, which demonstrated the compound drove tumor regressions in various preclinical models of human KRASQ61H tumors.

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RMC-8839 is a potent, oral, and selective inhibitor of KRASG13C(ON). The company believes RMC-8839 is the first compound to selectively inhibit KRASG13C, an important therapeutic target primarily for NSCLC and select CRC patients unserved by a targeted RAS inhibitor.

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The company continues drug discovery efforts in RAS(ON) Inhibitor pipeline expansion programs focused on RAS mutation hotspots including KRASG12R, KRASG12V, KRASG13D, RASQ61X, and other important targets.

RAS Companion Inhibitors

RMC-4630 (SHP2)

RMC-4630 is a clinical-stage, oral inhibitor of SHP2, which contributes to tumor survival and growth in many RAS-addicted cancers. While currently being evaluated in combination with sotorasib,
RMC-4630 is also under consideration for combination studies with other RAS inhibitors.

RMC-4630 and KRASG12C Inhibitor Lumakras™ (sotorasib)

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Revolution Medicines continues conducting its global Phase 2 trial RMC-4630-03 (NCT05054725), a multicenter, open-label study of RMC-4630 in combination with sotorasib for patients with NSCLC with a KRASG12C mutation who have failed prior standard therapy and who have not previously been treated with a KRASG12C inhibitor. The company is conducting the trial in collaboration with Amgen, which is supplying sotorasib to trial sites globally. The study is fully enrolled, and Revolution Medicines is on track to provide topline data from this study in the second half of 2023.

RMC-5552 (mTORC1/4EPB1)

RMC-5552 is a first-in-class, bi-steric mTORC1-selective inhibitor designed to suppress phosphorylation and inactivation of 4EBP1 in cancers with hyperactive mTORC1 signaling, including certain RAS-addicted cancers. The company aims to combine RMC-5552 with RAS(ON) Inhibitors in patients with cancers harboring RAS/mTOR pathway co-mutations.

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Dose optimization continues in the company’s ongoing multicenter, open-label, Phase 1/1b dose-escalation study evaluating RMC-5552 monotherapy in patients with refractory solid tumors (NCT04774952).

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The company currently anticipates disclosing additional evidence of single agent activity for this compound in Q4 2023.

First Quarter 2023 Corporate Highlights

Financing

In March 2023, the company completed an upsized public offering of common stock, raising gross proceeds of $345 million before deducting underwriting discounts, commissions and offering expenses. This included the exercise in full by the underwriters of their option to purchase additional shares of common stock. These funds will be used to strengthen the company’s balance sheet and overall financial position to support the continued development and expansion of its product pipeline.

Addition of New Leaders

The company has made several strategic leadership hires across late-stage clinical development, regulatory and commercial planning, including:

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Wei Lin, M.D., chief medical officer, oversees the strategic aspects of clinical development and the organization’s medical affairs function. Wei joins Revolution Medicines from Erasca, where he served as chief medical officer. Prior to his tenure at Erasca, he served as head of development for Nektar Therapeutics, and led a broad registrational program in collaboration with Bristol Myers Squibb to develop IO combination therapy across multiple solid tumor indications. Wei started his industry career at Genentech, where he led the clinical development of the anti-PDL1 antibody TECENTRIQ® and its global approval in several lung cancer indications, as well as the early-stage development PI3 kinase inhibitor programs across multiple tumor types. He also served as the clinical development site head for Roche in the Asia Pacific region and led the approval of AVASTIN®, TARCEVA®, and ZELBORAF® in China. Wei obtained his M.D. at Harvard Medical School and completed his medical training at Massachusetts General Hospital and medical oncology fellowship at MD Anderson Cancer Center. He brings deep oncology expertise and a breadth of global development experience to the company’s strong R&D organization, supporting plans to transition its clinical pipeline from early to late-stage clinical development.

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Alicia Gardner, senior vice president, commercial, leads the organization’s commercial function. With more than 20 years of commercial experience across biotech and pharmaceutical companies, Alicia most recently served as vice president at Genentech. During her tenure she worked across the company’s oncology/hematology portfolio, where she served as lifecycle leader of cancer immunotherapy with responsibility for the development and commercialization of TECENTRIQ across bladder, renal, and prostate cancer. She also led the marketing team charged with the development of strategy and launch readiness for Genentech’s hematology franchise, including RITUXAN®, GAZYVA®, and VENCLEXTA® across non-Hodgkin’s lymphoma and chronic lymphocytic leukemia.
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Nisha Brown, vice president of commercial development, joins the company from Genentech where she held various positions across sales and marketing. Nisha leads commercial launch planning for the company’s programs.
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Zane Rogers, vice president of regulatory affairs, joins the company from Atreca, Inc. where he was the head of regulatory and quality. Zane is responsible for regulatory strategy and interactions with regulatory authorities.

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Sriram Naganathan, vice president of chemistry, manufacturing, and controls (CMC), joins the company from Nurix Therapeutics where he led the CMC function. Sriram leads CMC efforts at the company, providing strategic and technical guidance for drug substance development and manufacturing operations to enable the company’s growing clinical programs.

First Quarter 2023 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities were $909.8 million as of March 31, 2023, compared to $644.9 million as of December 31, 2022. The increase was primarily attributable to the company’s public equity offering in March 2023.

Revenue: Total revenue was $7.0 million for the quarter ended March 31, 2023, compared to $7.6 million for the quarter ended March 31, 2022, and consisted of revenue from the company’s collaboration agreement on SHP2 inhibitors with Sanofi.

R&D Expenses: Research and development expenses were $68.9 million for the quarter ended March 31, 2023, compared to $56.5 million for the quarter ended March 31, 2022. The increase was primarily due to an increase in RMC-6236 and RMC-6291 expenses as a result of commencing clinical trials in 2022, an increase in personnel-related expenses related to additional headcount, and an increase in stock-based compensation.

G&A Expenses: General and administrative expenses were $13.2 million for the quarter ended March 31, 2023, compared to $9.0 million for the quarter ended March 31, 2022. The increase was primarily due to an increase in stock-based compensation and an increase in personnel-related expenses related to additional headcount.

Net Loss: Net loss was $68.1 million for the quarter ended March 31, 2023, compared to net loss of $57.6 million for the quarter ended March 31, 2022.

Financial Guidance

Revolution Medicines is updating its financial guidance and now expects full year 2023 GAAP net loss to be between $360 and $400 million, which includes estimated non-cash stock-based compensation expense of $40 million and $50 million. The increase in expected 2023 GAAP net loss is a result of increased investments to support and strengthen clinical advancement of our first wave of RAS(ON) Inhibitors, including expanding clinical supply and strengthening senior leadership across late-stage development, manufacturing, and commercial planning for RMC-6236.

Based on the company’s current operating plan, the company projects current cash, cash equivalents and investments can fund planned operations into 2025.

Webcast

Revolution Medicines will host a webcast this afternoon, May 8, 2023, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To listen to the live webcast, or access the archived webcast, please visit: https://ir.revmed.com/events-and-presentations. Following the live webcast, a replay will be available on the company’s website for at least 14 days.

About Revolution Medicines, Inc.

Revolution Medicines is a clinical-stage oncology company developing novel targeted therapies for RAS-addicted cancers. The company’s R&D pipeline comprises RAS(ON) Inhibitors designed to suppress diverse oncogenic variants of RAS proteins, and RAS Companion Inhibitors for use in combination treatment strategies. The company’s RAS(ON) Inhibitors RMC-6236 (RASMULTI) and
RMC-6291(KRASG12C) are currently in clinical development. Additional RAS(ON) Inhibitors in the company’s pipeline include RMC-9805 (KRASG12D) and RMC-0708 (KRASQ61H), both of which are currently in IND-enabling development, RMC-8839 (KRASG13C), and additional compounds targeting other RAS variants. RAS Companion Inhibitors in clinical development include RMC-4630 (SHP2) and RMC-5552 (mTORC1/4EBP1).

Lumakras™ (sotorasib) is a trademark of Amgen Inc.

Tecentriq® (atezolizumab), AVASTIN® (bevacizumab), TARCEVA® (erlotinib), ZELBORAF® (vemurafenib), RITUXAN® (rituximab), GAZYVA® (obinutuzumab), and VENCLEXTA® (venetoclax) are registered trademarks of Genentech, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered "forward-looking statements," including without limitation statements regarding the company’s financial projections; the company’s development plans and timelines and its ability to advance its portfolio and R&D pipeline; progression of clinical studies and findings from these studies, including the tolerability and potential efficacy of the company’s candidates being studied; the potential advantages and effectiveness of the company’s clinical and preclinical candidates, including its RAS(ON) Inhibitors; the potential clinical utility of RMC-6236 for treating a range of RAS-addicted cancers; whether the company’s platform is validated by early data from
RMC-6236 and the positive implications of these data across its portfolio of RAS(ON) Inhibitors; whether additional near-term and longer-term investments will strengthen the clinical advancement of the company’s RAS(ON) Inhibitors; the company’s ability to enable seamless program progression; the potential of RMC-6236 to be first-in-class and to be combined with mutant-selective RAS(ON) Inhibitors and in other combination treatment strategies; the potential of RMC-0708 to be first-in-class; the potential of RMC-5552 to be first-in-class; the company’s aims to combine RMC-5552 with RAS(ON) Inhibitors in patients with cancers harboring RAS/mTOR pathway co-mutations. Forward-looking statements are typically, but not always, identified by the use of words such as "may," "will," "would," "believe," "intend," "plan," "anticipate," "estimate," "expect," and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause the company’s development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including the company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the company’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of the company’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the effects on the company’s business of the COVID-19 pandemic and other global events. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Revolution Medicines in general, see Revolution Medicines’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2023, and its future periodic reports to be filed with the Securities and Exchange Commission. Except as required by law, Revolution Medicines undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances, or to reflect the occurrence of unanticipated events.

Media & Investor Contact:

Erin Graves

650-779-0136

egraves@revmed.com

REVOLUTION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Collaboration revenue	$7,014	7,578
Total revenue	7,014	7,578
Operating expenses:
Research and development	68,947	56,490
General and administrative	13,224	9,037
Total operating expenses	82,171	65,527
Loss from operations	(75,157)	(57,949)
Other income (expense), net:
Interest income	7,059	302
Total other income, net	7,059	302
Loss before income taxes	(68,098)	(57,647)
Benefit from income taxes	-	-
Net loss	$(68,098)	(57,647)
Net loss per share attributable to common stockholders - basic and diluted	$(0.72)	(0.78)
Weighted-average common shares used to compute net loss per share, basic and diluted	94,831,979	74,162,363

REVOLUTION MEDICINES, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	March 31,	December 31,
	2023	2022

Cash, cash equivalents and marketable securities	$909,800	$644,943
Working capital (1)	868,118	598,201
Total assets	1,073,248	811,930
Deferred revenue	1,434	4,459
Total liabilities	121,030	126,742
Total stockholders' equity	952,218	685,188

(1)
Working capital is defined as current assets less current liabilities.